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                                                                  Exhibit (23.2)




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of UGI Utilities, Inc. on Form S-3 (File No. 333-4288) of our report dated
November 22, 1996, on our audit of the consolidated financial statements and financial statement schedule of UGI Utilities, Inc. and subsidiaries for the year ended September 30, 1996, which report is included in UGI Utilities, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998.






PricewaterhouseCoopers LLP




Philadelphia, Pennsylvania
December 22, 1998